Factsheet

Bayer and Monsanto to Create a Global Leader in Agriculture

- A new global leader in ~€85bn Agriculture industry, an attractive long-term growth industry driven by innovation and unmet scientific need
- Realizes a shared vision of integrated agricultural offerings, delivering enhanced solutions for growers and creates a leading innovation engine for the next generation of farming
- Combination creates an industry leader in Crop Science bringing together two different, but highly complementary businesses. The combined company will benefit from Monsanto's leadership in Seeds & Traits and Climate Corporation platform and Bayer's broad Crop Protection product line across a comprehensive range of indications and crops in all key geographies
- Growers will benefit from a broad set of solutions to meet their current and future needs, including enhanced solutions in seeds and traits, digital agriculture, and crop protection
- Brings together both companies' leading innovation capabilities and R&D technology platforms, with an annual pro-forma R&D budget of approximately EUR 2.5 billion
- Reinforces Bayer's leadership position as a global innovation-driven Life Science company with leadership positions in its core segments; remains committed to its strong culture of innovation, sustainability and social responsibility

Leading Innovation Engine for the Next Generation of Farming

Bayer

Ticker: BAYN

Bayer is a global enterprise with a more than 150-year history and core competencies in the fields of health care and agriculture. It develops new molecules for use in innovative products and solutions to improve the health of humans, animals and plants.

Bayer's Crop Science division is the third largest innovative agricultural input company in the world. Bayer helps make the agricultural economy more productive thus contributing to society by helping to ensure an ample supply of high-quality food, feed, fiber and renewable raw materials.

www.bayer.com

Headquarters: Leverkusen, Germany

116,800 employees globally

Monsanto

Ticker: MON

Monsanto is a sustainable agriculture company, delivering agricultural products to farmers globally.

Monsanto produces seeds for fruits, vegetables and key crops – such as corn, soybeans, and cotton – that help farmers have better harvests while using water and other important resources more efficiently. It works to find sustainable solutions for soil health, help farmers use data to improve farming practices and conserve natural resources, and provide crop protection products to minimize damage from pests and disease.

www.monsanto.com

Headquarters: St. Louis, Missouri, United States

>20,000 employees globally

Revenue Split (FY2015A)*

Bayer

By Segment


CP, 80%
28%
27%
15%
12%
8%
9%
Fungicides
Herbicides
Insecticides
Seeds
SeedGrowth
Environmental Science

By Region


30%
29%
26%
15%
Europe
Latin America, Africa, Middle East
North America
APAC

Monsanto

By Segment


S&T, 68%
40%
32%
15%
5%
4%
3%
Corn S&T
Ag Productivity
Soybean S&T
Vegetable Seeds
Other Crops
Cotton S&T

By Region


Americas, 82%
57%
11%
12%
5%
6%
4%
4%
1%
US
Brazil
Europe-Africa
Asia-Pacific
Argentina
Canada
Mexico
Other

* Crop Science only

Fiscal 2015 Financial Highlights EBITDA Adj. CAPEX More information, including video interviews, is available at www.advancingtogether.com Cautionary Statements Regarding Forward-Looking Information Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto Company’s (“Monsanto”) stockholders do not approve the transaction; uncertainties as to the timing of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Monsanto’s operations into those of Bayer Aktiengesellschaft (“Bayer”); such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the impact of indebtedness incurred by Bayer in connection with the transaction and the potential impact on the rating of indebtedness of Bayer; the effects of the business combination of Bayer and Monsanto, including the combined company’s future financial condition, operating results, strategy and plans; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended August 31, 2015 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto. com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Bayer assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Additional Information and Where to Find It This communication relates to the proposed merger transaction involving Monsanto and Bayer. In connection with the proposed merger, Monsanto and Bayer intend to file relevant materials with the SEC, including Monsanto’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Monsanto may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF MONSANTO ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and Monsanto’s website, www.monsanto.com, and Monsanto stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Monsanto. In addition, the documents (when available) may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148. Participants in Solicitation Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015, which was filed with the SEC on October 29, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Strong Commitment to the U.S. • Combination is a great opportunity for employees, who will be at the forefront of innovation in the sector • Combined agriculture business will have its global Seeds & Traits and North American commercial headquarters in St. Louis, Missouri, its global Crop Protection and divisional Crop Science headquarters in Monheim, Germany, and an important presence in Durham, North Carolina as well as many other locations throughout the U.S., and around the world. The Digital Farming activities for the combined business will be based in San Francisco, California • Transaction enhances Bayer’s strong commitment to the U.S., building on its 150-year history with operations across 25 states employing more than 12,000 people in the country Offer Information • USD 128 per share in all-cash transaction, represents 44 percent premium to Monsanto shareholders, based on Monsanto’s closing share price on May 9, 2016, and an aggregate value of USD 66 billion • In addition, Bayer has committed to a USD 2 billion reverse antitrust break fee, reaffirming its confidence that it will obtain the necessary regulatory approvals • Bayer intends to finance the transaction with a combination of debt and equity. The equity component of approximately USD 19 billion is expected to be raised through an issuance of mandatory convertible bonds and through a rights issue with subscription rights. Bridge financing for USD 57 billion is committed by BofA Merrill Lynch, Credit Suisse, Goldman Sachs, HSBC and JP Morgan • Significant value creation with expected annual synergies of approximately USD 1.5 billion after year three; plus additional synergies from integrated solutions in future years • Bayer shareholders expected to benefit from accretion to core EPS in the first full year after closing and double-digit percentage accretion in the third full year • The strong cash flows of the combined business as well as Bayer’s proven track record of disciplined deleveraging after large acquisitions will contribute to improving its financial profile • Bayer targets an investment grade credit rating post-closing and is committed to the single “A” credit rating category over the long-term • The acquisition is subject to customary closing conditions, including Monsanto shareholder approval. Closing is expected by the end of 2017 $15.0bn Revenues $4.8bn $2.3bn Net Income $1.0bn €46.3bn Revenues €10.3bn EBITDA Adj. €4.1bn Net Income €2.6bn CAPEX